Exhibit 10.15

CONTRIBUTION AND SALE AGREEMENT

August 25, 2025

THIS CONTRIBUTION AND SALE AGREEMENT (this “Agreement”) is made as of the date first written above by and among Crypto.com Strategy Holdings, a Cayman Islands exempted company (“Crypto.com Sub”), Yorkville Acquisition Corporation, a Cayman Islands exempted company (“SPAC”) and YA S3 Inc., a Florida corporation and an indirect, wholly owned subsidiary of SPAC (“SPAC Sub” and, together with Crypto.com Sub and SPAC, the “Parties”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the BCA (as defined below).

WHEREAS, concurrently with the entry into this Agreement, the Parties are entering into that certain Business Combination Agreement, by and among the Parties and the other parties thereto (as may be amended from time to time, the “BCA”), and Crypto.com Sub and Foris Holdings KY Limited, a Cayman Islands exempted company (“Crypto.com”) are entering into that certain Contribution Agreement, by and between Crypto.com Sub and Crypto.com (the “Pre-Closing Contribution Agreement” and the contribution contemplated thereby, the “Pre-Closing Contribution”);

WHEREAS, SPAC will be renamed “Trump Media Group CRO Strategy, Inc.” in connection with the closing of the transactions contemplated by the BCA (the “BCA Closing”);

WHEREAS, the Parties intend that the Contribution (as defined below) be treated as a transfer of property described in Section 351 of the Internal Revenue Code of 1986, as amended, and any similar or corresponding provision of U.S. state or local tax law;

WHEREAS, the Parties intend that the Sale (as defined below) be treated as a disposition of property described in Section 1001 of the Internal Revenue Code of 1986, as amended, and any similar or corresponding provision of U.S. state or local tax law; and

WHEREAS, Crypto.com Sub desires to (a) sell to SPAC Sub, and SPAC Sub desires to purchase and accept from Crypto.com Sub, the rights of Seller in and to the assets listed on Schedule A attached hereto (the “Purchased Assets”), in exchange for the Sale Interests (as defined below), and (b) immediately thereafter, contribute to SPAC, and SPAC desires to accept from Crypto.com Sub, the rights of Crypto.com Sub in and to the assets listed on Schedule B attached hereto (the “Contributed Assets”), in exchange for the Contribution Interests (as defined below), subject to the terms and conditions set forth in this Agreement, in each case subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties hereby agree as follows:

1.Sale. Subject to the terms and conditions of this Agreement, at the Sale Closing (as defined below), Crypto.com Sub shall sell, convey, assign, transfer, and deliver to SPAC Sub, and SPAC Sub shall purchase and assume from Crypto.com Sub, all of Crypto.com Sub’s right, title, and interest in and to, the Purchased Assets free and clear of all liens, claims, encumbrances, charges, security interests, or any restrictions of any kind (the “Sale”). Notwithstanding the foregoing, the Purchased Assets do not include Crypto.com Sub’s claims or other rights under this Agreement.

2.Contribution. Subject to the terms and conditions of this Agreement, at the Contribution Closing (as defined below), Crypto.com Sub shall (a) convey, assign, transfer, and deliver to SPAC, and SPAC shall assume from Crypto.com Sub, all of Crypto.com Sub’s right, title, and interest in and to, the Contributed Assets free and clear of all liens, claims, encumbrances, charges, security interests, or any restrictions of any kind; and (b) enter into a trademark license agreement with SPAC, substantially in the form attached hereto as Exhibit A, pursuant to which Crypto.com Sub will grant a non-exclusive license to SPAC of certain intellectual property assets as set forth in Schedule C ((a) and (b), collectively, the “Contribution”). Notwithstanding the foregoing, the Contributed Assets do not include Crypto.com Sub’s claims or other rights under this Agreement.

3.Consideration.

(a)Subject to the terms and conditions of this Agreement, at the Sale Closing, in consideration for the Sale, SPAC Sub shall deliver to Crypto.com Sub 90,000,000 shares of SPAC Class B Common Stock (the “Sale Interests”).

(b)Subject to the terms and conditions of this Agreement, at the Contribution Closing, in consideration for the Contribution, SPAC shall issue to Crypto.com Sub 10,000,000 shares of SPAC Class B Common Stock and the Forced Exercise Warrant substantially in the form attached hereto as Exhibit B (collectively, the “Contribution Interests”).

(c)Notwithstanding the foregoing, the Parties may adjust the number of shares of SPAC Class B Common Stock received as consideration for the Contribution, on the one hand, and the Sale, on the other hand, to the extent Crypto.com Sub, SPAC and SPAC Sub reasonably determine to be necessary to reflect an arm’s length allocation of the consideration payable pursuant to this Agreement to the assets acquired by SPAC Sub, and the Parties shall reasonably cooperate with one another in connection therewith.

4.Closing.

(a)The closing of the Sale (the “Sale Closing”) shall occur (x) immediately following the Pre-Closing Contribution and (y) concurrently with the BCA Closing, remotely or at such other place that the parties may mutually agree.

(b)The closing of the Contribution (the “Contribution Closing”) shall occur immediately after the Sale Closing, remotely or at such other place that the parties may mutually agree

(c)The date on which the Sale Closing and the Contribution Closing occurs is referred to as the “Contribution and Sale Closing Date.”

5.Closing Deliverables.

(a)At the Sale Closing:

i.SPAC Sub shall deliver to Crypto.com Sub evidence of the issuance of the Sale Interests in accordance with Section 3; and

ii.Crypto Sub shall deliver to SPAC Sub evidence of the transfer of the Purchased Coins (as defined on Schedule A attached hereto) to the custodial account maintained by Foris DAX Trust Company, LLC in the name of SPAC Sub.

(b)At the Contribution Closing:

i.SPAC shall deliver to Crypto.com Sub evidence of the issuance of the Contribution Interests in accordance with Section 3; and

ii.Crypto.com Sub shall deliver to SPAC evidence of the transfer of the Contributed Coins (as defined on Schedule B attached hereto) to the custodial account maintained by Foris DAX Trust Company, LLC in the name of SPAC.

6.Conditions to Closing. The obligation of each Party to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Contribution and Sale Closing Date, of the following conditions (which may be waived by the Parties in whole or in part to the extent permitted by applicable Law):

(a)The Pre-Closing Contribution shall have occurred in connection with the Pre-Closing Contribution Agreement.

(b)Each of the conditions set forth in Article VIII of the BCA shall have been satisfied or waived pursuant to and in accordance with the terms set forth therein; provided that this condition may be waived in whole or in part to the extent permitted by applicable Law by Crypto.com Sub in its sole discretion.

(c)No Law will have been enacted and no Order will have been issued by a Governmental Authority after the date hereof that enjoins, restrains, prevents or prohibits the consummation of the Contribution Closing or makes the consummation of the Contribution Closing illegal.

7.Termination. This Agreement may be terminated prior to the Closing as follows: (a) by the mutual written consent of the Parties and TMTG; or (b) automatically with no further action required by the Parties if the BCA is terminated in accordance with its terms. If this Agreement is terminated in accordance with this Section 7, this Agreement shall become void and of no further force and effect.

8.Further Assurances. Each Party hereto shall execute and deliver, or cause to be executed and delivered, such other instruments as may be reasonably requested by the other Party or reasonably required to effectuate the transactions contemplated hereby and to otherwise carry out the purposes of the Contributions and this Agreement.

9.Representations and Warranties. No Party makes any representations or warranties under or with respect to this Agreement.

10.Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

11.Amendments, Supplements, etc. This Agreement may be amended or supplemented only with the prior written consent of each Party and TMTG. No term of this Agreement, nor performance hereof or compliance herewith, may be waived except by a writing signed by the Party giving such waiver.

12.Third-Party Beneficiary. The Parties agree and acknowledge that TMTG is an intended third-party beneficiary of Sections 1, 8 and 12 and shall have the right to enforce Sections 1, 7 and 12 as if an original party hereto.

13.Governing Law; Jurisdiction. This Agreement and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions shall be governed by, construed and enforced in accordance with the Laws of the State of Florida, without regard to the conflict of Laws principles or rules thereof to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

14.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.Entire Agreement. This Agreement embodies the complete agreement and understanding among the Parties and supersedes and preempts any prior understandings or agreements by or among the Parties, written or oral, that may relate to the subject matter hereof.

16.Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed and delivered this Contribution Agreement as of the date first written above.

CRYPTO.COM STRATEGY HOLDINGS

By:	/s/ Kris Marszalek
Name: Kris Marszalek
Title: Chief Executive Officer

YORKVILLE ACQUISITION CORPORATION

By:	/s/ Kevin McGurn
Name: Kevin McGurn
Title: Chief Executive Officer

YA S3 INC.

By:	/s/ Troy Rillo
Name: Troy Rillo
Title: President

SCHEDULE A

PURCHASED ASSETS

1.	5,681,700,191 Cronos tokens (the “Purchased Coins”).

SCHEDULE B

CONTRIBUTED ASSETS

1.	631,300,021 Cronos tokens (the “Contributed Coins”); and
2.	All necessary physical devices required to establish and operate a Cronos proof of stake validator node and staking infrastructure.

SCHEDULE C

Intellectual Property License

The intellectual property license from Crypto.com Sub to SPAC shall include a non-exclusive license to:

1.	All operational knowhow, intellectual property and proprietary technology required to establish and operate a Cronos token proof of stake validator node and staking infrastructure.

EXHIBIT A

Form of Trademark License Agreement

[See attached.]

EXHIBIT B

Form of Forced Exchange Warrant

[See attached.]